Exhibit 32.2 - Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Beth Ann L. Chivinski, Chief Financial Officer of Fulton Financial Corporation, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:
The Form 10-K of Fulton Financial Corporation, containing the consolidated financial statements for the year ended December 31, 2023, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Fulton Financial Corporation.

February 29, 2024

/s/ Beth Ann L. Chivinski
Beth Ann L. Chivinski
Senior Executive Vice President and Interim Chief
Financial Officer